UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Compass Minerals International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31921	36-3972986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

9900 West 109th Street, Suite 100 Overland Park, KS 66210	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 344-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 20, 2016, Compass Minerals International, Inc. (the “Company”) together with its subsidiaries Compass Minerals Canada Corp. and Compass Minerals UK Limited, as borrowers, entered into new senior secured credit facilities pursuant to a credit agreement among the borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The new senior secured credit facilities refinance in full the Company’s existing credit facilities.

The new senior secured credit facilities provide for senior secured financing in principal amount of up to $700 million with final maturity on July 1, 2021, consisting of a:

•	term loan facility in a principal amount of $400 million, and

•	revolving loan facility in a principal amount of up to $300 million.

The Company is the borrower under the term loan facility, and the Company, Compass Minerals UK Limited and Compass Minerals Canada Corp. are borrowers under the revolving loan facility. The term loan is repayable in quarterly installments starting on June 30, 2016, with each payment being equal to 0.25% of the $400 million principal amount, with a final payment due at the maturity of the term loan.

The Company’s obligations under the new senior secured credit facilities are guaranteed by each existing and future wholly-owned, direct or indirect domestic subsidiary. The obligations of Compass Minerals Canada Corp. and Compass Minerals UK Limited are guaranteed by each of their subsidiaries. These guarantees exclude unrestricted and immaterial subsidiaries and will only apply to the extent no material adverse tax consequence would result and to the extent permitted under local law.

The Company’s obligations under the new senior secured credit facilities are secured by (a) a first priority security interest in 100% of the capital stock of its domestic subsidiary guarantors and 65% of the capital stock of its first tier foreign subsidiaries, (b) mortgages over certain mine properties located in the U.S., and (c) a grant of security interests on substantially all of its property and the property of each of its domestic subsidiary guarantors. The obligations of Compass Minerals Canada Corp. and Compass Minerals UK Limited are secured by a first priority mortgage over the Goderich salt mine located in Ontario, Canada.

The Company used proceeds from the new senior secured credit facilities to repay its existing credit agreement borrowings. Proceeds from the revolving loan facility may also be used for ongoing working capital requirements and other general corporate purposes, including distributions.

The Company may elect for the new senior secured credit facilities to bear interest at a rate equal to either an alternate base rate or an adjusted eurocurrency bank deposit rate plus, in each case, an interest rate margin. The interest rate margin will vary between 1.25% and 2.00% for eurocurrency loans and between 0.25% and 1.00% for base rate loans and Canadian prime rate loans, in each case depending on the corporate rating given by Moody’s or S&P or, alternatively, the Consolidated Total Leverage Ratio (as defined in the credit agreement generally as the ratio of the Company’s consolidated total debt at the date of determination to consolidated adjusted EBITDA for the four fiscal quarters ended on such date).

The Company has agreed to pay various fees with respect to the new senior secured credit facilities, including an unused line fee (payable based on the unused amount of the commitments under the revolving loan facility), a fee on all outstanding letters of credit and a fronting fee to issuers of letters of credit.

The new senior secured credit facilities may be voluntarily prepaid in whole or in part, without premium or penalty other than customary breakage payments (if any). The term loan is required to be prepaid in amounts equal to the (a) net cash proceeds from the sale or other disposition of property by the Company or its subsidiary guarantors (subject to certain thresholds, exceptions and reinvestment rights), (b) net cash proceeds from the incurrence of indebtedness by the Company or its subsidiary guarantors (other than permitted indebtedness), and (c) applicable percentage of the amount by which the Company’s excess cash flow exceeds $10 million in any fiscal year (subject to adjustment for voluntary prepayments of term loans or voluntary reductions of revolving commitments).

The new senior secured credit facilities require that the Company maintain a:

•
Consolidated Interest Coverage Ratio (as defined in the credit agreement, generally as the ratio of the Company’s consolidated EBITDA for the four fiscal quarters ended on such date to consolidated interest expense for such period) as of the last day of any fiscal quarter of more than 2.25 to 1.00, and

•
Consolidated Total Net Leverage Ratio (as defined in the credit agreement, generally as the ratio of the Company’s consolidated total net debt at the date of determination to consolidated EBITDA for the four fiscal quarters ended on such date) as of the last day of any fiscal quarter of not more than 4.50 to 1.00.

The new senior secured credit facilities also contain customary covenants that restrict the Company’s ability to incur additional indebtedness, grant liens, make investments, loans, guarantees or advances, make restricted junior payments, including dividends, redemptions of capital stock and voluntary prepayments or repurchases of certain other indebtedness, engage in mergers, acquisitions or sales of assets, enter into sale and leaseback transactions or engage in certain transactions with affiliates and otherwise restrict certain corporate activities.

The new senior secured credit facilities also contain customary representations, warranties, affirmative covenants and events of default.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
The information contained in Item 1.01 is incorporated by reference herein. On April 21, 2016, the Company issued a press release regarding the new senior secured credit facilities, a copy of which is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Compass Minerals International, Inc. on April 21, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: April 21, 2016	By:	/s/ Matthew J. Foulston
Name: Matthew J. Foulston
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Compass Minerals International, Inc. on April 21, 2016.